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                     Terra Systems, Inc. Board of Directors
               Pledge Financial Backing of Coal Upgrading Project
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Thursday December-13

Salt Lake City, Utah - Terra Systems, Inc. (OTC Bulletin Board: TSYI - News) - Terra Systems, Inc. ("TSYI" ), today announced that it had secured a $500,000 Line of Credit ("LOC") from US Bank. The LOC will be used to accelerate TSYI's carbon upgrading project. TSYI's Board of Directors unanimously approved the securing of the LOC.

In the weeks to come, TSYI's management anticipates that TSYI will begin to reclaim, process and upgrade by-product coal stockpiles from the historic Hiawatha Coal District near Price, Utah. The project will utilize TSYI's patented and proprietary Pneumatic Accelerator System (PAS) Technology. The Hiawatha coal will be upgraded by removing ash and rock from the coal.

Reynold Roeder, Chairman of the Board of Directors of TSYI stated, "The united commitment of the entire Board of Directors of Terra Systems, Inc., to financially back the Hiawatha coal upgrading project is evidence of the confidence the Board has in the long term potential of Terra's technology, its management and its upside growth."

George Ford, President of TSYI, added, "The energy and momentum the new members of the Board of Directors have brought to Terra will allow us to begin implementing the strategy the Company has developed over the past months."

Terra Systems, Inc. is a clean energy technology company incorporated in 1996 focused on advanced clean energy generation, enhancement and utilization of waste coal and upgrading of specialty carbon products. Please refer to www.tsyi.com for more information on Terra Systems, Inc.







Note: Certain statements contained herein may be forward-looking statements within the meaning of federal securities laws and Terra Systems, Inc. intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include statements of management's. expectations as to the managing and marketing of its businesses within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. Although Terra Systems, Inc. believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement.


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